Exhibit 99.1

Aravive Appoints Carolina Petrini as Chief Commercial Officer

HOUSTON, TX, April 11, 2023 (GLOBE NEWSWIRE) -- Aravive, Inc. (Nasdaq: ARAV, “the Company”), a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease, today announced the appointment of Carolina Petrini as the Company’s new Chief Commercial Officer effective April 10, 2023. Ms. Petrini brings over two decades of experience in developing pre-commercial, launch readiness and commercial strategies, building and leading high-performing commercial teams.

“We are delighted to welcome Carolina as our new Chief Commercial Officer,” said Gail McIntyre, Ph.D., DABT, Chief Executive Officer of Aravive. “With her extensive experience in oncology and exceptional track record of success in developing global commercial and launch strategies, we are confident that she will be a valuable asset to Aravive as we continue to advance batiraxcept in multiple indications. We look forward to leveraging her expertise as we prepare for the upcoming Phase 3 data readout in platinum-resistant ovarian cancer (PROC) in mid-2023.”

Ms. Petrini commented, “I am thrilled to join the Aravive team and build the commercial organization. I believe the potential of batiraxcept in multiple solid tumors is truly exciting and represents a significant opportunity to make a meaningful difference in the lives of patients. I look forward to working closely with the Aravive team to advance the development and optimize the commercial potential of batiraxcept, beginning with its first indication in PROC.”

Ms. Petrini is a recognized commercial executive and industry leader with more than 25 years of experience in developing and executing successful commercial strategies from concept development to global launches, bringing important therapies to market, building and growing businesses and brands at different stages of their life cycle. Most recently, Ms. Petrini founded and served as President of Decode Consulting LLC, a boutique advisory firm to the Health and Life Sciences industries. Her firm focused on go-to-market strategies for first product commercialization, global launch readiness, label optimization, multiple indication assessments, life cycle management strategies and marketing plans for pharma, medical devices and over the counter products in oncology, rare diseases, central nervous system, dermatology, cardiovascular and endocrinology, including leadership and core operational roles in four successful U.S./global launches. She has advised leading Fortune 500 technology, media and publishing companies in groundbreaking pharma/health focused product development.

Previously, Ms. Petrini served as Global Senior Vice President at Everyday Health, Inc. In this capacity, Ms. Petrini was responsible for supporting the design of commercial strategies based on consumer and professional analytics for brands in multiple therapeutic areas across the top 10 Global Pharmaceutical companies and their products, shaping and supporting their commercial strategy at different times in their life cycle, from pre-launch planning to loss of exclusivity. Prior to joining Everyday Health, Ms. Petrini served as Senior Vice President at comScore Inc, developing, and leading the Healthcare, Life Sciences and Consumer Packaged Goods Verticals where she oversaw large multifunctional teams, set strategy, and managed profit and loss. Ms. Petrini previously held several marketing and strategy related positions, designed and implemented reporting platforms, developed syndicated and custom primary and secondary research methodologies, performed industry analyses, category management analysis, managed and trained data analysts, sales, and client services functions.

Ms. Petrini earned an M.B.A. Magna Cum Laude from George Washington University in 1998, and a B.A. in International Relations Magna Cum Laude from the Universidad del Salvador, Argentina in 1993.

In connection with the appointment of Ms. Petrini, the Company granted Ms. Petrini an inducement stock option award (the “Inducement Option”) as inducements material to Ms. Petrini’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option is being granted effective as of April 10, 2023 and is exercisable for the purchase of 400,000 shares of the Company’s common stock, at an exercise price equal to the last reported sale price on Nasdaq on April 10, 2023. The Inducement Award was approved by the independent compensation committee of the Board in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option has an exercise price of $1.86 and a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and the remaining 75% of the shares subject to the Option will vest in equal monthly installments over the next 36 months of continuous service.

About Aravive

Aravive, Inc. is a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease. Batiraxcept (formerly AVB-500), is an ultra-high affinity decoy protein that binds to GAS6, the sole ligand that activates AXL, thereby inhibiting metastasis and tumor growth, and restoring sensitivity to anti-cancer agents. Batiraxcept has been granted Fast Track Designation by the U.S. FDA for both clear cell renal cell carcinoma and platinum-resistant ovarian cancer and Orphan Drug Designation by the European Commission in platinum resistant recurrent ovarian cancer. Batiraxcept is in an active registrational Phase 3 trial in platinum resistant ovarian cancer (NCT04729608), a Phase 1b/2 trial in clear cell renal cell carcinoma (NCT04300140), and a Phase 1b/2 trial in pancreatic adenocarcinoma (NCT04983407). The Company is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. Additional information at www.aravive.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes statements regarding the expected contribution to be made by Ms. Petrini, leveraging Ms. Petrini’s expertise as the Company prepares for the upcoming Phase 3 data readout in platinum-resistant ovarian cancer (PROC) in mid-2023, the potential of batiraxcept in multiple solid tumors representing a significant opportunity to make a meaningful difference in the lives of patients and advancing the development and optimizing the commercial potential of batiraxcept, beginning with its first indication in PROC.. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to the ability to enroll patients as anticipated, the ability to provide data when anticipated; the Company's dependence upon batiraxcept; batiraxcept's ability to have favorable results in clinical trials; the clinical trials of batiraxcept having results that are as favorable as those of preclinical and clinical trials; the ability to file a BLA by year-end 2023 and receive regulatory approval, the ability to optimize the commercial potential of batiraxcept, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 pandemic; the risk that batiraxcept may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing batiraxcept; if batiraxcept is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; and the Company's reliance on its licensor of intellectual property and financing needs and the cash runway being sufficient to sustain operations into the fourth quarter of 2023 and beyond the readout on the Company’s PROC trial. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com